 Press Release

BioPharmX Reports Fiscal Third Quarter 2020 Financial Results and Provides Corporate Update

SAN JOSE, Calif., December 10, 2019 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company focused on developing innovative medical dermatology products, today reports financial results for the fiscal quarter ended October 31, 2019.

Corporate Update

In the third quarter, we  retained Locust Walk Partners, LLC, a global life science transaction firm focused on biopharmaceutical and medical technology companies, to provide transaction advisory services. Strategic transactions that have been or are being considered include a license or sale of our late-stage topical minocycline product candidates, a sale of the company or a  strategic business combination.  In order to preserve cash, the company has taken additional steps to reduce operating costs.

 “The process with Locust Walk is ongoing,” said Dr. Tierney, BioPharmX CEO. “We are optimistic that we will be able to announce a strategic transaction before the end of our fiscal year.”

Third Quarter Financial Results

For the third fiscal quarter ended October 31, 2019, total operating expenses were $2.1 million, compared with total operating expenses of $4.4 million in the prior fiscal year's third quarter.

Net loss for the fiscal quarter ended October 31, 2019 was $2.1 million, or $0.14 per share, compared with a net loss of $4.4 million, or $0.57 per share, during the prior fiscal year's third quarter.

Excluding stock-based compensation expense, non-GAAP net loss for the fiscal quarter ended October 31, 2019 was $1.9 million, or $0.13 per share. During the third quarter of the prior fiscal year, the comparable non-GAAP net loss was $3.7 million, or $0.49 per share.

Cash and cash equivalents were $1.4 million as of October 31, 2019.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a specialty pharmaceutical company focused on developing prescription products utilizing its proprietary HyantX Topical Delivery System for dermatology indications. To learn more about BioPharmX, visit www.BioPharmX.com.

About Locust Walk
Locust Walk Partners, LLC is a global life science transaction firm. Their integrated team-based approach across capabilities, geographies, and industry segments delivers the right products, the right partners, and the most attractive sources of capital to get the right deals done for biopharma and medtech companies.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its financial information prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) with non-GAAP measures, including non-GAAP net loss and non-GAAP net loss per share, which do not include stock-based compensation expense and the impact of changes in fair value of warrant liability. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expense represents non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of warrant liability results from the periodic revaluing of the warrant liability. These amounts are excluded from the company’s non-GAAP net loss and non-GAAP net loss per share because they are not reflective of ongoing operating results in the period incurred. Although these may be recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to the company’s engagement with Locust Walk and whether any strategic transactions will be entered into or as to the terms or timing of any such strategic transactions, and level of operating expenditures. Additional risks are set forth in our filings with the Securities and Exchange Commission, including those described in the company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2019. The forward-looking statements included in this press release are made only as of the date hereof, and the company undertakes no obligation to publicly update such statements.

BioPharmX and HyantX are registered trademarks of BioPharmX, Inc.

For further information: Investor and Media Contact,  investors@biopharmx.com

--TABLES TO FOLLOW --

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2019	2018	2019	2018

Revenues, net	$ -	$ 10	$ -	$ 52
Cost of goods sold	-	60	-	80
Gross margin	-	(50)	-	(28)

Operating expenses:
Research and development	740	2,228	4,314	7,285
Sales and marketing	139	550	572	1,717
General and administrative	1,241	1,624	3,534	4,252
Total operating expenses	2,120	4,402	8,420	13,254

Loss from operations	(2,120)	(4,452)	(8,420)	(13,282)
Change in fair value of warrant liability	-	42	11	(1)
Other income, net	7	20	29	83
Loss before provision for income taxes	(2,113)	(4,390)	(8,380)	(13,200)
Provision for income taxes	-	-	2	2
Net and comprehensive loss	$ (2,113)	$ (4,390)	$ (8,382)	$ (13,202)

Net loss per share
Basic and diluted	($0.14)	($0.57)	($0.69)	($1.76)
Shares used in computing net loss per share
Basic and diluted	14,672	7,654	12,146	7,502

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	October 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$ 1,427	$ 3,069
Prepaid expenses and other	391	316
Total current assets	1,818	3,385

Property and equipment, net	186	148
Operating lease right-of-use asset, net	1,002	—
Other	121	121
Total assets	$ 3,127	$ 3,654

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 687	$ 1,363
Accrued expenses and other	863	934
Total current liabilities	1,550	2,297

Long-term liabilities	860	59
Total liabilities	2,410	2,356

Stockholders' equity	717	1,298
Total liabilities and stockholders’ equity	$ 3,127	$ 3,654

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Nine Months Ended
		October 31,		October 31,
		2019	2018	2019	2018

GAAP net loss available to common stockholders		$ (2,113)	$ (4,390)	$ (8,382)	$ (13,202)

Change in fair value of warrant liability		—	(42)	(11)	1
Stock-based compensation expense:
-	Research and development	30	166	218	525
-	Sales and marketing	12	114	45	355
-	General and administrative	187	438	334	877
	Total stock-based compensation expense	229	718	597	1,757
Total reconciling items		229	676	586	1,758
Non-GAAP net loss available to common stockholders		$ (1,884)	$ (3,714)	$ (7,796)	$ (11,444)

GAAP net loss available to common stockholders		$ (0.14)	$ (0.57)	$ (0.69)	$ (1.76)
Reconciling items
-	Change in fair value of warrant liability	—	—	—	—
-	Stock-based compensation expense	0.01	0.08	0.05	0.23

Non-GAAP net loss per share: basic and diluted		$ (0.13)	$ (0.49)	$ (0.64)	$ (1.53)

Shares used in computing non-GAAP net loss per share
Basic and diluted		14,672	7,654	12,146	7,502